CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement on Form N-2 of our report dated May 26, 2006, relating to the financial statements of the Nuveen Global Government Enhanced Income Fund, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Chicago, Illinois

May 26, 2006